                                                                  EXECUTION COPY

                            Dated 25 September, 2001

                                    between

                           RANDGOLD RESOURCES LIMITED
                                 as the Chargor

                                     -and-

                         N M ROTHSCHILD & SONS LIMITED
                            as the Security Trustee

                    ______________________________________

                                   DEBENTURE

                    ______________________________________

                                     MAYER
                                     BROWN
                                    & PLATT

                               Bucklersbury House
                            3 Queen Victoria Street
                                London EC4N 8EL
                            Telephone: 020 7246 6200
                            Facsimile: 020 7329 4465
                                 Ref: 01863914

                               TABLE OF CONTENTS

                                                                                 PAGE

1.    INTERPRETATION ............................................................. 1
      1.1   In this Deed, unless the context otherwise requires, the following expressions have the following meanings:.............................. 1
      1.2   In this Deed: ........................................................ 3

2.    COVENANT TO PAY ............................................................ 3

3.    FIXED AND FLOATING CHARGES, ASSIGNMENTS .................................... 3
      3.1   Fixed Charges ........................................................ 3
      3.2   Assignment by way of Security ........................................ 3
      3.3   Floating Charge ...................................................... 4
      3.4   Ranking of Charges ................................................... 4

4.    CONTINUING SECURITY, NO LIABILITY .......................................... 5
      4.1   Continuing Nature .................................................... 5
      4.2   Additional Security .................................................. 5
      4.3   No Liability ......................................................... 5

5.    FURTHER ASSURANCE .......................................................... 5
      5.1   General .............................................................. 5

6.    CRYSTALLISATION OF FLOATING CHARGE ......................................... 6
      6.1   Crystallisation by Notice ............................................ 6
      6.2   Automatic Crystallisation ............................................ 6

7.    NEGATIVE PLEDGE AND DISPOSAL RESTRICTIONS .................................. 6

8.    REPRESENTATIONS AND WARRANTIES ............................................. 7
      8.1   Matters Represented .................................................. 7
      8.2   General .............................................................. 7

9.    UNDERTAKINGS ............................................................... 8
      9.1   Duration of Undertakings ............................................. 8
      9.2   General Undertakings ................................................. 8
      9.3   Assigned Agreements and the Operating Account ........................ 8
      9.4   Deposit of Documents ................................................. 8
      9.5   Retention of Documents ............................................... 8
      9.6   Power to Remedy ...................................................... 8
      9.7   Indemnity ............................................................ 9

10.   CHARGED SHARES ............................................................. 9
      10.1  Charged Shares ....................................................... 9

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
11.   ATTORNEY ...................................................................11

12.   ENFORCEMENT AND POWERS OF THE SECURITY TRUSTEE .............................12
      12.1  Consolidation ........................................................12
      12.2  Exclusion of Certain Provisions ......................................12
      12.3  Statutory Powers .....................................................12
      12.4  Power of Sale ........................................................12
      12.5  Appointment of Receiver ..............................................12
      12.6  Leasing and Surrenders ...............................................12
      12.7  Power of Mortgagees ..................................................12
      12.8  Jersey Security Interest .............................................13

13.   STATUS, POWERS, REMOVAL AND REMUNERATION OF RECEIVER .......................13
      13.1  Receiver as Agent of Chargor .........................................13
      13.2  Powers of Receiver ...................................................13
      13.3  Removal ..............................................................15
      13.4  Remuneration .........................................................15
      13.5  Multiple Receivers ...................................................15

14.   APPLICATION OF MONEYS ......................................................15
      14.1  Order of Application .................................................15
      14.2  Exclusion of Certain Provisions ......................................16
      14.3  Suspense Account .....................................................16

15.   PROTECTION OF THIRD PARTIES ................................................16
      15.1  No Duty to Enquire ...................................................16
      15.2  Receipt on Absolute Discharge ........................................16
      15.3  Purchaser ............................................................16

16.   PROTECTION OF LENDER PARTIES AND RECEIVER ..................................16
      16.1  No Liability for Exercise of Powers ..................................16
      16.2  Possession of Charged Property .......................................17

17.   COSTS AND EXPENSES .........................................................17
      17.1  Indemnity ............................................................17
      17.2  Default Interest .....................................................17

18.   OTHER SECURITY, CUMULATIVE POWERS AND AVOIDANCE OF PAYMENTS ................17
      18.1  Security Non-Exclusive ...............................................17

      18.2  Powers Cumulative, etc ...............................................18
      18.3  Amounts Deemed not Paid ..............................................18
      18.4  Settlement and Discharge .............................................18

19.   NOTICE OF SUBSEQUENT CHARGE ................................................18

20.   DELEGATION .................................................................18

21.   REDEMPTION OF PRIOR CHARGES ................................................19

22.   NOTICE .....................................................................19

23.   NO IMPLIED WAIVERS .........................................................19
      23.1  Failure or Delay in Acting ...........................................19
      23.2  Rights and Remedies Cumulative .......................................19
      23.3  Limited Effect .......................................................19

24.   INVALIDITY OF ANY PROVISION ................................................19

25.   ASSIGNMENT .................................................................20

26.   COUNTERPARTS ...............................................................20

27.   PERPETUITY PERIOD ..........................................................20

28.   CERTIFICATES CONCLUSIVE ....................................................20

29.   BENEFIT OF UNDERTAKINGS ....................................................20

30.   GOVERNING LAW AND SUBMISSION TO JURISDICTION ...............................20

SCHEDULES

SCHEDULE 1     CHARGED SHARES

SCHEDULE 2     FORM OF NOTICE OF ASSIGNMENT AND FORM OF ACKNOWLEDGEMENT

SCHEDULE 3 FORM OF NOTICE OF ASSIGNMENT AND FORM OF ACKNOWLEDGEMENT IN RESPECT OF THE OPERATING ACCOUNT

THIS DEBENTURE is made on 25 September, 2001, between:

(1) RANDGOLD RESOURCES LIMITED, a company organised and existing under the laws of Jersey (the "CHARGOR"); and

(2) N M ROTHSCHILD & SONS LIMITED whose registered office is situated at New Court, St. Swithin's Lane, London EC4P 4DU in its capacity as the Agent and the Security Trustee for the Lenders (in such capacity, the "SECURITY TRUSTEE", which expression shall include any person for the time being appointed as trustee or as an additional trustee for the purpose of, and in accordance with, this Deed).

NOW THIS DEED WITNESSES as follows:-

1.      INTERPRETATION

1.1 In this Deed, unless the context otherwise requires, the following expressions have the following meanings:

        "ASSIGNED AGREEMENT(S)" means such contracts to which the Chargor is a party as may be agreed to from time to time between the Security Trustee and the Chargor.

        "CHARGED PROPERTY" means all the assets, property, goodwill and undertaking of the CHARGOR from time to time charged or assigned to the Security Trustee pursuant to Clause 3.1, 3.2 and 3.3.

        "CHARGED SHARE ISSUERS" means MIJL and Somilo.

        "CHARGED SHARES" means:

        (a)      the shares of each Charged Share Issuer identified in Schedule
                 1; and

        (b) all shares of each Charged Share Issuer which are held by, or to the order or on behalf of, the Chargor at any time and which are delivered by the Chargor to the Security Trustee as Charged Property under this Deed.

        "CHARGOR" has the meaning given to it in the preamble.

        "COUNTERPARTY NOTICE" means each notice in the form set out in Schedule 2 and 3 or in such other form as is required by, or acceptable to, the Security Trustee.

        "DEED" means this debenture as amended, supplemented or substituted from time to time.

        "DEFAULT RATE" means the rate of interest, provided for under Clause
        3.2.2 of the Loan Agreement for payment on overdue and unpaid sums thereunder.

        "DISPOSAL" shall be construed as any sale, lease, transfer, conveyance, assignment, licence, sublicence or other disposal (including any other transaction or arrangement pursuant to which the economic or other commercial benefit of the existing and/or remaining assets of the relevant person is lost or materially diluted) and "Dispose" shall be construed accordingly.

        "DISTRIBUTION" means all stock dividends, liquidating dividends, shares of stock resulting from (or in connection with the exercise of) stock splits, reclassifications, warrants, options, non-cash dividends, mergers, consolidations and all other distributions (whether similar or dissimilar to the foregoing) on or with respect to any Charged Shares or other shares constituting Charged Property, but shall not include Dividends.

        "DIVIDEND" means cash dividends and cash distributions with respect to any Charged Shares made in the ordinary course of business and not a liquidating dividend.

        "LIABILITIES" means all Obligations of the Chargor now or hereafter due, owing or incurred to the Lender Parties (or any of them) in whatsoever manner in any currency or currencies whether present, future, actual or contingent, whether incurred solely or jointly with any other person and whether as principal or surety in each case under the Loan Documents (or any of them) together with all interest accruing thereon and all costs, charges and expenses incurred in connection therewith.

        "LOAN AGREEMENT" means the loan agreement, dated 17 September, 2001, as amended, modified or supplemented from time to time, among the Chargor, as Borrower, various banks and financial institutions referred to (and defined) therein as the Lenders and the Arrangers and N M Rothschild & Sons Limited, as the Agent for the Lenders.

        "MIJL" means Mining Investments (Jersey) Limited, a company organised and existing under the laws of Jersey.

        "OPERATING ACCOUNT BANK" means Citibank N.A. located at 38 Esplanade, St. Helier, Jersey JE4 8QB.

        "PERMITTED LIEN" means any lien that the Chargor is entitled to incur under Clause 8.2.3 of the Loan Agreement entered into in connection with the Morila Project Financing.

        "PROCEEDS" means any proceeds from any Disposal of the Charged Property.

        "RECEIVER" means any one or more administrative receivers, receivers and managers, administrator, liquidators or other insolvency officers appointed in any jurisdiction or (if the Security Trustee so specifies in the relevant appointment) any such officers appointed by the Security Trustee pursuant to this Deed in respect of the Chargor or over all or any of the Charged Property.

        "SECURITY TRUSTEE" has the meaning given to it in the preamble.

        "S.I. LAW" means the Security Interests (Jersey) Law, 1983

        "SOMILO" means Randgold Resources (Somilo) Limited, a company organised and existing under the laws of Jersey.

1.2     In this Deed:

        (a) the terms of the documents under which the Liabilities arise and of any side letters between the Chargor and the Agent (or any of them) relating thereto are incorporated herein to the extent required for any purported disposition of the Charged Property contained in this Deed to be a valid disposition in accordance with Section 2(1) of the Law of Property (Miscellaneous Provisions) Act 1989;

        (b) the parties intend that this document shall take effect as a deed;

        (c) capitalised terms used but not defined in this Deed (including the preamble and recitals hereto) have the same meanings as in the Loan Agreement;

        (d) this Deed is a Loan Document and shall be interpreted and construed in accordance with the terms and provisions of the Loan Agreement (including Clauses 1.2 to 1.5 thereof which are hereby incorporated into this Deed with all necessary consequential changes); and

        (e) any reference to any statute or statutory provision shall, unless the context otherwise requires, be construed as a reference to such statute or statutory provision as the same may have been or may be amended, modified, extended, consolidated, re-enacted or replaced from time to time.

2.      COVENANT TO PAY

        The Chargor covenants with the Security Trustee that it will pay to each Lender Party the Liabilities as and when the same fall due for payment to such Lender Party.

3.      FIXED AND FLOATING CHARGES, ASSIGNMENTS

3.1     FIXED CHARGES

        As a continuing security for the discharge of the Liabilities, the Chargor hereby agrees that the Security Trustee or such nominee as the Security Trustee may from time to time specify shall have possession of the certificates of title to the Charged Shares.

        In addition, as a continuing security for the payment of the Liabilities, the Chargor hereby charges with full title guarantee in favour of the Security Trustee on trust for the Lender Parties (to the extent not effectively assigned by way of security pursuant to Clause 3.2) all rights and interests of the Chargor in and claims and benefits under the Assigned Agreements and all proceeds thereof, both present and future, and in which the Chargor is from time to time interested by way of first fixed charge.

3.2     ASSIGNMENT BY WAY OF SECURITY

        As further continuing security for the payment of the Liabilities, the Chargor assigns by way of security with full title guarantee (to the fullest extent capable of assignment) in favour of the Security Trustee on trust for the Lender Parties, all its rights, title and interest in and benefits under all monies from time to time standing to the credit of the Operating Account and the Assigned Agreements. The foregoing assignment of rights, title and interest in and benefits under the Assigned Agreements shall include:

        (a) all claims for damages or other remedies in respect of any breach of any Assigned Agreement;

        (b) all moneys whatsoever which are now or may at any time hereafter be or become due or owing to the Chargor under or arising out of the Assigned Agreements or in connection with the rights of the Chargor evidenced thereby; and

        (c) all rights and remedies for enforcing the Assigned Agreements in the name of the Chargor or otherwise and all present and future right, title, benefit and interest in all guarantees, insurances, indemnities, mortgages, charges and other security of whatsoever nature (including all rights and remedies of enforcement) now or hereafter held by the Chargor in respect of all or any of the foregoing and all moneys from time to time becoming due or owing thereunder or in connection therewith.

        (d) Notwithstanding the foregoing, as long as no Event of Default has occurred and is continuing, the Chargor may, subject to the terms and conditions of the Loan Agreement and the other Loan Documents, receive and retain the proceeds of any such claims or any such moneys and may exercise all such rights and remedies and receive and retain the proceeds of their exercise.

3.3     FLOATING CHARGE

        The Chargor with full title guarantee and as a continuing security for the payment and discharge of the Liabilities charges in favour of the Security Trustee on trust for the Lender Parties by way of floating charge the whole of the undertaking and all the assets, rights and income of the Chargor both present and future, subject always to any mortgage, charge or assignment under this Deed and subject always to any Permitted Liens.

3.4     RANKING OF CHARGES

        The charge created by Clause 3.3 shall be a first floating charge unless and until it is converted into a fixed charge pursuant to Clause 6 or by operation of law.

        For the purposes of the S.I. Law, this Debenture is additionally to constitute a security agreement in respect of the Charged Shares and the Operating Account held by or assigned to the Security Trustee. The Chargor, to give security to the Security Trustee for the payment and discharge of the Liabilities (and to the intent that the Security Trustee shall have a security interest extending to all the Chargor's rights, title and interest in and to the Charged Shares and the Operating Account), agrees that the Security Trustee shall (i) have possession of the certificates of title to the Charged Shares pursuant to Clause 3.1 of this Debenture and (ii) be assigned the Operating Account pursuant to Clause 3.2 of this Debenture.

4.      CONTINUING SECURITY, NO LIABILITY

4.1     CONTINUING NATURE

        The security constituted by this Deed is to be a continuing security to the Security Trustee on trust for the Lender Parties notwithstanding any intermediate payment or settlement of account or other matter or thing whatsoever and in particular the intermediate satisfaction by the Chargor or any other person of the whole or any part of the Liabilities.

4.2     ADDITIONAL SECURITY

        The security constituted by this Deed is to be in addition and without prejudice to any other security which the Security Trustee or any other Lender Party may now or hereafter hold for the Liabilities or any part thereof and this security may be enforced against the Chargor without first having recourse to any other rights of the Security Trustee or any other Lender Party.

4.3     NO LIABILITY

        Notwithstanding anything herein to the contrary:

        (a) the Chargor shall remain liable under the Assigned Agreements to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Deed had not been executed;

        (b) the exercise by the Security Trustee of any of its rights hereunder shall not release the Chargor from any of its duties or obligations under the Assigned Agreements; and

        (c) the Security Trustee shall have no obligation or liability under any of the Assigned Agreements by reason of this Deed nor shall the Security Trustee be obligated to perform any of the obligations or duties of the Chargor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

5.      FURTHER ASSURANCE

5.1     GENERAL

        (a) The Chargor will at its own expense promptly execute such deeds, assurances, agreements, instruments and otherwise do such acts and things as the Security Trustee may require for perfecting and protecting the security created (or intended to be created) by this Deed or facilitating the realisation thereof or otherwise for enforcing the same or exercising any of the Security Trustee's rights hereunder. In particular, but without limitation, the Chargor will:

                 (i) execute a legal assignment in such form as the Security Trustee may reasonably require over all or any of the debts, rights, claims and contracts hereby charged; and

                 (ii) otherwise execute all charges, mortgages, transfers, conveyances, assignments and assurances whatsoever with respect to the Charged Property and give all notices, orders, instructions and directions whatsoever which the Security Trustee may reasonably consider necessary to more fully give effect to the security and other rights created and granted in favour of the Security Trustee pursuant to this Deed.

        (b) Any security document required to be executed by the Chargor pursuant to this Clause will be prepared at the cost of the Chargor and will contain provisions substantially corresponding to the provisions set out in this Deed.

6.      CRYSTALLISATION OF FLOATING CHARGE

6.1     CRYSTALLISATION BY NOTICE

        The Security Trustee may at any time by notice in writing to the Chargor convert the floating charge referred to in Clause 3.3 into a fixed charge with immediate effect as regards any Charged Property specified in the notice which the Security Trustee shall consider to be in danger of seizure, distress, diligence or other legal process or otherwise for any reason whatsoever in jeopardy.

6.2     AUTOMATIC CRYSTALLISATION

        Notwithstanding Clause 6.1 and without prejudice to any rule of law having a similar effect, the floating charge shall automatically be converted into a fixed charge with immediate effect as regards all assets subject to the floating charge created by Clause 3.3 on:

        (a) any Charged Property becoming subject to a lien, other than pursuant to this Debenture, or being disposed of contrary to the provisions of Clause 7 or otherwise being in jeopardy; or

        (b) any person levying or notifying the Chargor that it intends to levy any distress, execution, sequestration or other process against any Charged Property; or

        (c) the Chargor ceasing to carry on business or to be a going concern; or

        (d)      the occurrence of an Event of Default.

7.      NEGATIVE PLEDGE AND DISPOSAL RESTRICTIONS

        Except to the extent permitted by the terms of the Loan Agreement, during the continuance of the security constituted by this Deed the Chargor will not without the prior consent in writing of the Security Trustee (acting on the instructions of such of the Lender Parties as may be required pursuant to Clauses 9.3 and 10.1 of the Loan Agreement):

        (a) create, incur, assume or suffer to exist any lien upon the whole or any part of the Charged Property; or

        (b) sell, transfer, lease or otherwise dispose of any of, or grant options, warrants or other rights with respect to, any part of the Charged Property, or agree or attempt to do so.

8.      REPRESENTATIONS AND WARRANTIES

8.1     MATTERS REPRESENTED

        In order to induce the Security Trustee to enter into this Deed and, in the case of the Lenders, to make and continue to make Loans under the Loan Agreement, the Chargor represents and warrants unto each Lender Party as set forth in this Clause. The representations and warranties set forth in this Clause shall be made upon the delivery of each Borrowing Request and each Continuation Notice, and shall be deemed to have been made on each Borrowing Date (both immediately before and immediately after the application of the proceeds of the relevant Loans).

8.2     GENERAL

        (a) POWER AND AUTHORITY: Its memorandum and articles of association or other constitutional documents incorporate provisions which respectively ensure, and all necessary corporate, shareholder and other action has been taken to ensure, that:

                 (i) it is authorised to sign or execute under seal or as a deed (as appropriate) and deliver this Deed and perform the transactions contemplated hereby and to create the security in the terms contained in this Deed; and

                 (ii) this Deed is admissible in evidence in England and Jersey.

        (b) NO CONTRAVENTION: Neither the execution and delivery of this Deed nor the performance of any of its obligations hereunder do or will:

                 (i) conflict with its memorandum or articles of association or other Organic Documents; or

                 (ii) cause any borrowing, negative pledge or other limitation on the Chargor or the powers of the directors or other officers of the Chargor to be exceeded.

        (c)      DEBTS: It is not unable to pay its debts within the meaning of
                 Section 123 of the Insolvency Act 1986 or within the meaning of any equivalent legislation in Jersey.

        (d) NO LIENS: The Chargor has good and marketable title to all its assets and none of the assets of the Chargor is affected by any lien other than a Permitted Lien and the Chargor is not a party to, nor is it or any of its assets bound or affected by, any order, licence, permit, consent, agreement or instrument under which the Chargor is, or in certain events may be, required to create, assume or permit to arise any lien other than a Permitted Lien or a lien expressly permitted by this Deed.

        (e) CHARGED SHARES: All of the Charged Shares are duly authorised and validly issued, fully paid and non-assessable and constitute the entire issued and outstanding shares of each Charged Share Issuer.

9.      UNDERTAKINGS

9.1     DURATION OF UNDERTAKINGS

        The Chargor undertakes to the Security Trustee in the terms of the following provisions of this Clause 9, such undertakings to commence on the date of this Deed and to continue for so long as the security constituted by this Deed (or any part thereof) remains in force.

9.2     GENERAL UNDERTAKINGS

        (a) NOT JEOPARDISE SECURITY: It will not do or cause or permit to be done anything which may in any way materially depreciate, jeopardise or otherwise prejudice the value to the Security Trustee of the security constituted by this Deed.

        (b) OBSERVE COVENANTS: It will observe and perform all covenants and stipulations from time to time affecting the Charged Property (including any lease) and all terms and conditions of the Loan Agreement and the other Loan Documents as the same relate to any of the Charged Property.

9.3     ASSIGNED AGREEMENTS AND THE OPERATING ACCOUNT

        In addition to its undertakings contained in the other Loan Documents, the Chargor will immediately, upon execution of this Deed, give notice to the other parties to the Assigned Agreements and the Operating Account Bank that it has assigned its rights in respect of the Assigned Agreements and the Operating Account, respectively, to the Security Trustee by way of assignment pursuant to this Deed, such notice to be substantially in the form of the Counterparty Notice for such other party.

9.4     DEPOSIT OF DOCUMENTS

        The Chargor will promptly on request deposit with the Security Trustee (or as it shall direct) all such documents relating to the Charged Property as the Security Trustee may from time to time reasonably require.

9.5     RETENTION OF DOCUMENTS

        The Security Trustee may retain any document delivered to it pursuant to Clause 9.4 or otherwise until the security created by this Deed is released and if, for any reason it delivers any such document before such time to the Chargor it may by notice to the Chargor require that the relevant document be redelivered to it and the Chargor shall immediately comply (or procure compliance) with such notice.

9.6     POWER TO REMEDY

        If the Chargor fails to comply with any of the covenants set out in Clauses 9.2 to 9.5, the Chargor will allow (and hereby irrevocably authorises) the Security Trustee and/or such persons as it shall nominate to take such action on behalf of the Chargor as shall be necessary to ensure that such convenants are complied with.

9.7     INDEMNITY

        The Chargor will indemnify the Security Trustee and will keep the Security Trustee indemnified against all losses, costs, charges and expenses incurred by the Security Trustee as a result of a breach by the Chargor of its obligations under this Clause and in connection with the exercise by the Security Trustee of its rights contained in Clause 9.6. All sums the subject of this indemnity will be payable by the Chargor to the Security Trustee on demand and if not so paid will bear interest at the Default Rate. Any unpaid interest will be compounded at such intervals as the Security Trustee may select from time to time.

10.     CHARGED SHARES

10.1    CHARGED SHARES

        (a)      The Chargor shall:

                 (i) CALLS: duly and promptly pay all calls, instalments or other monies which may from time to time become due in respect of any of the Charged Shares, it being acknowledged by the Chargor that none of the Lender Parties shall in any circumstances incur any liability whatsoever in respect of any such calls, instalments or other monies;

                 (ii) SHARE CERTIFICATES: deliver to the Security Trustee all certificates or instruments representing or evidencing any Charged Shares in suitable form for transfer by delivery and accompanied by all necessary instruments of transfer, duly executed in blank;

                 (iii) ADDITIONAL CERTIFICATES: if the Chargor shall become entitled to receive or shall receive any stock or other certificate (including any certificate representing a Dividend or a Distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganisation), option or rights, whether in addition to, in substitution of, as a conversion of, or in exchange for any portion of the Charged Shares (or otherwise in respect thereof), accept the same as the agent of the Security Trustee, hold the same in trust (but without being obliged to create any registerable lien) for the Security Trustee, in the exact form received, duly endorsed (in blank) by the Chargor to the Security Trustee, and if required by the Security Trustee, together with a duly executed undated blank stock transfer form or other equivalent instrument of transfer acceptable to the Security Trustee, to be held by the Security Trustee, subject to the terms of this Deed, as additional security for the Liabilities;

                 (iv) ADDITIONAL SHARES IN THE CHARGED SHARE ISSUER: except as permitted to the contrary by any Loan Document, at all times, keep charged to the Security Trustee pursuant hereto all Charged Shares, all Dividends and Distributions with respect thereto, all interest, principal and other proceeds received by the Security Trustee and all other Charged Shares, instruments, proceeds, and rights from time to time received by or distributable to the Chargor in respect of any Charged Shares and will not permit any Charged Share Issuer to issue any shares which shall not have been immediately duly charged hereunder on a first priority perfected basis;

                 (v) PAYMENT OF DIVIDENDS, ETC TO THE SECURITY TRUSTEE: after any Event of Default shall have occurred and be subsisting, promptly upon receipt of notice thereof by the Chargor and without any request therefore by the Security Trustee, to deliver (properly endorsed where required hereby or requested by the Security Trustee) to the Security Trustee all Dividends, Distributions, all interest, all principal, all other cash payments, and all proceed of any Charged Shares which form part of the Charged Property, all of which shall be held by the Security Trustee for the benefit of the Secured Parties as additional Charged Property for use in accordance with Clause 14; and

                 (vi) CHARGED PROPERTY HELD ON TRUST: hold separate and apart from its other property in trust for the Security Trustee all Dividends, Distributions, interest, principal, cash payments, and proceeds which may at any time and from time to time be held by the Chargor, but which the Chargor is obliged to deliver to the Security Trustee, pursuant to the terms of this Deed, until delivery to the Security Trustee.

        (b) DIVIDENDS: In the event that any Dividend or other payment is to be paid on any Charged Share at a time when no Event of Default has occurred and is subsisting or would result therefrom, such Dividend or payment shall be paid directly to the Chargor and the Security Trustee hereby releases any such Dividend or payment from the security created by this Debenture. If any such Event of Default has occurred and is subsisting, then any such Dividend or payment shall be paid directly to the Security Trustee and any such Dividend or payment shall form part of the Charged Property.

        (c) STOCK TRANSFERS: The Chargor agrees that all Charged Shares delivered by the Chargor pursuant to this Deed will be accompanied by duly executed undated blank stock transfer forms, or other equivalent instruments of transfer acceptable to the Security Trustee. The Chargor will, from time to time upon the request of the Security Trustee, promptly deliver to the Security Trustee such stock transfer forms, instruments, and similar documents, satisfactory in form and substance to the Security Trustee, with respect to the Charged Property as the Security Trustee may reasonably request and will, from time to time upon the request of the Security Trustee after the occurrence of any Event of Default, promptly transfer any Charged Shares or other shares constituting Charged Property into the name of any nominee designated by the Security Trustee.

        (d) VOTING: The Security Trustee agrees that unless an Event of Default shall have occurred and be subsisting, the Chargor shall have the exclusive voting power with respect to the Charged Shares; provided, however, that no vote shall be cast, or consent, waiver, or ratification given, or action taken by the Chargor that would impair any Charged Property or be inconsistent with or violate any provision of the Loan Agreement or any other Loan Document (including this Deed).

        (e) VOTING AFTER DEFAULT: After any Event of Default shall have occurred and be subsisting and the Security Trustee has notified the Chargor of the Security Trustee's intention to exercise its voting power under this Clause 10.1(e):

                 (i) the Security Trustee may exercise (to the exclusion of the Chargor) the voting power and all other incidental rights of ownership with respect to any Charged Shares and the Chargor hereby grants the Security Trustee an irrevocable proxy, exercisable under such circumstances, to vote the Charged Shares; and

                 (ii) promptly to deliver to the Security Trustee such additional proxies and other documents as may be necessary to allow the Security Trustee to exercise such voting power.

        (f) LIQUIDATION OF CHARGED SHARE ISSUER: In addition, any sums paid upon or in respect of the Charged Shares upon the liquidation or dissolution of any Charged Share Issuer shall be held by the Security Trustee as additional security for the Secured Liabilities. If any sums of money or property so paid or distributed in respect of any Charged Shares shall be received by the Chargor, then the Chargor shall, until such money or property is paid or delivered to the Security Trustee, hold such money or property in trust for the Security Trustee, segregated from other funds of the Chargor, as additional collateral securing the Liabilities.

11.     ATTORNEY

        The Chargor hereby irrevocably and by way of security appoints the Security Trustee and every Receiver of the Charged Property or any part thereof appointed hereunder and any person nominated for the purpose by the Security Trustee or any Receiver (in writing under hand signed by an officer of the Security Trustee or any Receiver) severally as its attorney (with full power of substitution and delegation) in its name and on its behalf and as its act and deed to execute, seal and deliver (using the company seal where appropriate) and otherwise perfect and do any deed, assurance, agreement, instrument, act or thing which it ought to execute and do under the terms of this Deed or any other Loan Document or which may be reasonably required in the exercise of any rights or powers conferred on the Security Trustee or any Receiver hereunder or otherwise for any of the purposes of this Deed and the Chargor hereby convenants with the Security Trustee to ratify and confirm all acts or things made, done or executed by such attorney as aforesaid. The power of attorney hereby granted is as regards the Security Trustee and its delegates (and as the Chargor hereby acknowledges) granted irrevocably and for value as part of the security constituted by this Deed to secure proprietary interests in and the performance of obligations owed to the respective donees within the meaning of the Power of Attorney Act 1971.

12.     ENFORCEMENT AND POWERS OF THE SECURITY TRUSTEE

12.1    CONSOLIDATION

        The restriction on the consolidation of mortgages imposed by Section 93 of the Law of Property Act 1925 shall not apply to this Deed or to any security given to the Security Trustee pursuant to this Deed.

12.2    EXCLUSION OF CERTAIN PROVISIONS

        Section 103 of the Law of Property Act 1925 shall not apply to the charges created by this Deed which shall immediately become enforceable and the power of sale and other powers conferred by Section 101 of such Act (as varied or extended by this security) shall be immediately exercisable at any time after an Event of Default has occurred.

12.3    STATUTORY POWERS

        The powers conferred on mortgagees or receivers or administrative receivers by the Law of Property Act 1925 and the Insolvency Act 1986 (as the case may be) shall apply to the security constituted by this Deed except insofar as they are expressly or impliedly excluded and where there is ambiguity or conflict between the powers contained in such Acts and those contained in this Deed, then this Deed shall prevail.

12.4    POWER OF SALE

        The statutory power of sale exercisable by the Security Trustee under this Deed is hereby extended so as to authorise the Security Trustee to sever any fixtures from the property to which they are attached and sell them separately from such property.

12.5    APPOINTMENT OF RECEIVER

        At any time after an Event of Default has occurred and is continuing and has not been waived or if so requested by the Chargor, the Security Trustee may by writing under hand signed by any officer or manager of the Security Trustee appoint any person (or persons) to be a Receiver of all or any part of the Charged Property.

12.6    LEASING AND SURRENDERS

        The statutory powers of leasing and accepting surrenders conferred upon the Security Trustee by the Law of Property Act 1925 shall be extended so as to authorise the Security Trustee to lease, make agreements for leases at a premium or otherwise, accept surrenders of leases and grant options or vary or reduce any sum payable under any leases or tenancy agreements as the Security Trustee thinks fit without the need to comply with any of the provisions of Sections 99 and 100 of such Act.

12.7    POWER OF MORTGAGEES

        All or any of the powers conferred upon mortgagees by the Law of Property Act 1925 as hereby varied or extended and all or any of the rights and powers conferred by this Deed on a Receiver (whether expressly or impliedly) may be exercised by the Security Trustee without further notice to the Chargor at any time after this security shall have become enforceable and the Security Trustee may exercise such rights and powers irrespective of whether the Security Trustee has taken possession or has appointed a Receiver of the Charged Property.

12.8    JERSEY SECURITY INTEREST

        For the purposes of the security created pursuant to Clauses 3.1 and 3.2 over the Charged Shares and Operating Account, upon the occurrence of any Event of Default, which shall also be an "event of default" under the S.I. Law, the Security Trustee may, having given notice thereof to the Chargor, exercise the powers of sale and appropriation conferred upon it by the S.I. Law and the parties hereby waive the requirement of an order of the Courts of Jersey to exercise such powers.

13.     STATUS, POWERS, REMOVAL AND REMUNERATION OF RECEIVER

13.1    RECEIVER AS AGENT OF CHARGOR

        Any Receiver appointed hereunder shall be the agent of the Chargor and the Chargor shall be solely responsible for his acts or defaults and for his remuneration and liable on any contracts or engagements made or entered into by him and in no circumstances whatsoever shall the Security Trustee or any Lender Party be in any way responsible for any misconduct, negligence or default of the Receiver.

13.2    POWERS OF RECEIVER

        Any Receiver appointed hereunder shall have power in addition to the powers conferred by the Law of Property Act 1925 and Schedule 1 of the Insolvency Act 1986 (which are hereby incorporated into this Deed) and notwithstanding the liquidation of the Chargor:

        (a) to take possession of, collect and get in all or any part of the Charged Property and for that purpose to take any proceedings in the name of the Chargor or otherwise as he thinks fit;

        (b) generally to manage the Charged Property and to manage or carry on, reconstruct, amalgamate, diversify or concur in carrying on the business or any part thereof of the Chargor as he may think fit;

        (c) to make any arrangement or compromise or enter into or cancel any contracts which he shall think expedient in the interests of the Security Trustee and the Lender Parties;

        (d) for the purpose of exercising any of the powers, authorities and discretions conferred on him by this Deed and/or defraying any costs or expenses which may be incurred by him in the exercise thereof or for any other purpose to raise or borrow money or incur any other liability on such terms whether secured or unsecured as he may think fit and whether to rank for payment in priority to this security or not;

        (e) without restriction to sell, let or lease, or concur in selling, letting or leasing, and to vary the terms of, determine, surrender or accept surrenders of, leases or tenancies of, or grant options and licences over or otherwise dispose of or deal with, all or any part of the Charged Property without being responsible for loss or damage, and so that any such sale, lease or disposition may be made for cash payable by instalments, loan stock or other debt obligations or for shares or securities of another company or other valuable consideration, and the Receiver may form and promote, or concur in forming and promoting, a company or companies to purchase, lease, licence or otherwise acquire interests in all or any of the Charged Property or otherwise, arrange for such companies to trade or cease to trade and to purchase, lease, license or otherwise acquire all or any of the Charged Property on such terms and conditions whether or not including payment by instalments secured or unsecured as he may think fit;

        (f) to make and effect all repairs, renewals and improvements to the Charged Property or any part of it as he may think fit and maintain, renew, take out or increase insurances;

        (g) to exercise all voting and other rights attaching to the Charged Shares and stocks, shares and other securities owned by the Chargor and comprised in the Charged Property in such manner as he may think fit;

        (h) to redeem any prior encumbrance and settle and pass the accounts of the person entitled to the prior encumbrance so that any accounts so settled and passed shall (subject to any manifest error) be conclusive and binding on the Chargor and the money so paid shall be deemed to be an expense properly incurred by the Receiver;

        (i) to appoint and discharge employees, officers, managers, agents, professionals and others for any of the purposes hereof or to guard or protect the Charged Property upon such terms as to remuneration or otherwise as he may think fit and to dismiss the same or discharge any persons appointed by the Chargor;

        (j) to settle, refer to arbitration, compromise and arrange any claims, accounts, disputes, questions and demands with or by any person or body who is or claims to be a creditor of the Chargor or relating in any way to the Charged Property or any part thereof;

        (k) to bring, prosecute, enforce, defend and discontinue all such actions and proceedings or submit to arbitration in the name of the Chargor in relation to the Charged Property or any part thereof as he shall think fit;

        (l) to sever and sell plant, machinery or other fixtures sold separately from the property to which they may be annexed;

        (m) to implement or continue the development of (and obtain all consents required in connection therewith) and/or complete any buildings or structures on, any real property comprised in the Charged Property and do all acts and things incidental thereto;

        (n) to purchase or acquire any land and purchase, acquire or grant any interest in or right over land;

        (o) to make calls conditionally or unconditionally on the members of the Chargor in respect of uncalled capital; and

        (p) to do all such other acts and things (including signing and executing all documents and deeds) as may be considered by the Receiver to be incidental or conducive to any of the matters or powers aforesaid or otherwise incidental or conducive to the preservation, improvement or realisation of the Charged Property and to use the name of the Chargor for all the purposes aforesaid.

13.3    REMOVAL

        The Security Trustee may by written notice remove from time to time any Receiver appointed by it (subject to the provisions of Section 45 of the Insolvency Act 1986 in the case of an administrative receivership) and, whenever it may deem appropriate, appoint a new Receiver in the place of any Receiver whose appointment has terminated, for whatever reason.

13.4    REMUNERATION

        The Security Trustee may from time to time fix the remuneration of any Receiver appointed by it.

13.5    MULTIPLE RECEIVERS

        If at any time there is more than one Receiver of all or any part of the Charged Property, each Receiver may exercise individually all of the powers conferred on a Receiver under this Deed and to the exclusion of the other Receiver or Receivers (unless the document appointing such Receiver states otherwise).

14.     APPLICATION OF MONEYS

14.1    ORDER OF APPLICATION

        Subject to the S.I. Law, all moneys received by the Security Trustee or any Receiver appointed hereunder shall be applied by it or him in the following order:

        (a) in payment of the costs, charges and expenses incurred, and payments made, by the Security Trustee and/or any Receiver (including the payment of preferential debts);

        (b) in payment of remuneration to the Receiver at such rates as may be agreed between him and the Security Trustee at or any time after his appointment;

        (c) in or towards satisfaction of the Liabilities (in such order as the Security Trustee shall require on behalf of the Lender Parties or as may be set forth in the Loan Agreement); and

        (d) the surplus (if any) shall be paid to the Chargor or other persons lawfully entitled to it.

14.2    EXCLUSION OF CERTAIN PROVISIONS

        Sections 109(6) and (8) of the Law of Property Act 1925 shall not apply to a Receiver appointed under this Deed.

14.3    SUSPENSE ACCOUNT

        The Security Trustee and any Receiver may place and keep (for such time as it or he shall think prudent) any money received, recovered or realised pursuant to this Deed in or at a separate suspense account for so long and in such manner as the Security Trustee may from time to time determine (to the credit of either the Chargor or the Lender Parties as the Security Trustee shall think fit) and the Receiver may retain the same for such period as he and the Security Trustee consider expedient without having any obligation to apply the same or any part thereof in or towards discharge of the Liabilities.

15.     PROTECTION OF THIRD PARTIES

15.1    NO DUTY TO ENQUIRE

        No purchaser from, or other person dealing with, the Security Trustee and/or any Receiver shall be obliged or concerned to enquire whether the right of the Security Trustee or any Receiver to exercise any of the powers conferred by this Deed has arisen or become exercisable, or whether any of the Liabilities remains outstanding or be concerned with notice to the contrary, or whether any event has happened to authorise the Receiver to act or as to the propriety or validity of the exercise or purported exercise of any such power and the title of such a purchaser and the position of such a person shall not be impeachable by reference to any of those matters.

15.2    RECEIPT ON ABSOLUTE DISCHARGE

        The receipt of the Security Trustee or any Receiver shall be an absolute and a conclusive discharge to a purchaser and shall relieve him of any obligation to see to the application of any moneys paid to or by the direction of the Security Trustee or any Receiver.

15.3    PURCHASER

        In Clauses 15.1 and 15.2 the term "purchaser" includes any person acquiring, for money or money's worth, any lease of, or lien over, or any other interest or right whatsoever in relation to, the Charged Property.

16.     PROTECTION OF LENDER PARTIES AND RECEIVER

16.1    NO LIABILITY FOR EXERCISE OF POWERS

        By way of supplement to the Trustee Act 1925, neither the Security Trustee, any Lender Party nor any Receiver shall be liable in respect of all or any part of the Charged Property or for any loss or damage which arises out of the exercise or the attempted or purported exercise of, or the failure to exercise any of, their respective powers, unless such loss or damage is caused by its or his negligence or wilful default.

16.2    POSSESSION OF CHARGED PROPERTY

        Without prejudice to the generality of Clause 16.1, entry into possession of the Charged Property shall not render the Security Trustee, the Lender Parties or the Receiver liable to account as mortgagee in possession and if and whenever the Security Trustee enters into possession of the Charged Property, it shall be entitled at any time at its discretion to go out of such possession.

17.     COSTS AND EXPENSES

17.1    INDEMNITY

        The Chargor will fully indemnify each of the Security Trustee, each Lender Party and any Receiver appointed hereunder on demand from and against any expense (including legal fees on a full indemnity basis), loss, damage or liability which any of them may incur in connection with the negotiation, preparation, execution, modification, amendment, release and/or enforcement or attempted enforcement of, or preservation of the rights under, this Deed or in relation to any of the Charged Property, including any present or future stamp or other taxes or duties and any penalties or interest with respect thereto which may be imposed by any competent jurisdiction in connection with the execution or enforcement of this Deed or in consequence of any payment being made pursuant to this Deed (whether made by the Chargor or a third person) being impeached or declared void for any reason whatsoever.

17.2    DEFAULT INTEREST

        The amounts payable under Clause 17.1 shall carry default interest at the Default Rate as well after as before judgment, from the dates on which they were paid, incurred or charged by the Security Trustee, the relevant Lender Party or the Receiver (as the case may be) and shall form part of the Liabilities and accordingly be secured on the Charged Property under the charges contained in this Deed. All such default interest shall be compounded at such intervals as the Security Trustee may select from time to time.

18.     OTHER SECURITY, CUMULATIVE POWERS AND AVOIDANCE OF PAYMENTS

18.1    SECURITY NON-EXCLUSIVE

        This security is in addition to, and shall neither be merged in, nor in any way exclude or prejudice or be affected by any other lien, right of recourse or other right whatsoever, present or future, (or the invalidity thereof) which the Security Trustee or any Lender Party may now or at any time hereafter hold or have (or would apart from this security hold or have) from the Chargor or any other person in respect of the Liabilities.

18.2    POWERS CUMULATIVE, ETC.

        The powers which this Deed confers on the Security Trustee and any Receiver appointed hereunder are cumulative, without prejudice to their respective powers under the general law, and may be exercised as often as the Security Trustee or the Receiver thinks appropriate. The Security Trustee or the Receiver may, in connection with the exercise of their powers, join or concur with any person in any transaction, scheme or arrangement whatsoever. The Chargor acknowledges that the respective powers of the Security Trustee and the Receiver will in no circumstances whatsoever be suspended, waived or otherwise prejudiced by anything other than an express waiver or variation in writing.

18.3    AMOUNTS DEEMED NOT PAID

        If the Security Trustee reasonably considers that any amount paid by the Chargor in respect of the Liabilities is capable of being avoided or set aside on the liquidation or administration of the Chargor or otherwise, then for the purposes of this Deed (other than any provision requiring the payment of interest at the Default Rate) such amount shall not be considered to have been paid.

18.4    SETTLEMENT AND DISCHARGE

        Any settlement or discharge between the Chargor and the Security Trustee shall be conditional upon no security or payment to the Security Trustee by the Chargor or any other person being avoided or set-aside or ordered to be refunded or reduced by virtue of any provision or enactment relating to bankruptcy, insolvency or liquidation for the time being in force and if such condition is not satisfied (but without limiting the other rights of the Security Trustee hereunder or under applicable law), such settlement or discharge shall be of no effect and the security created by this Deed shall remain and/or shall be reinstated in full force and effect as if such settlement or discharge had not occurred and the Security Trustee shall, on behalf of the Lender Parties, be entitled to recover from the Chargor on demand the value (to the extent of the value of the outstanding Liabilities at the time of such demand) of the security or payment so avoided, set-aside, refunded or reduced.

19.     NOTICE OF SUBSEQUENT CHARGE

        If the Security Trustee or any Lender Party receives notice of any subsequent lien or other interest affecting all or any of the Charged Property then it may open a new account or accounts for the Chargor in its books and if it does not do so then (unless it gives express written notice to the contrary to the Chargor) as from the time of receipt of such notice by the Security Trustee or the relevant Lender Party, all payments made by the Chargor to the Security Trustee or the relevant Lender Party (in the absence of any express appropriation to the contrary) shall be treated as having been credited to a new account of the Chargor and not as having been applied in reduction of the Liabilities.

20.     DELEGATION

        By way of supplement to the Trustee Act 1925, the Security Trustee or any Receiver may delegate by power of attorney or in any other manner all or any of the powers, authorities and discretions which are for the time being exercisable by it or him under this Deed to any person or persons as it or he shall think fit. Any such delegation may be made upon such terms and conditions (including the power to subdelegate) as the Security Trustee or such Receiver may think fit. Neither the Security Trustee nor the Receiver will, in the absence of their own negligence or wilful default, be liable or responsible to the Chargor or any other person for any losses, liabilities or expenses arising from any act, default, omission or misconduct on the part of any such delegate.

21.     REDEMPTION OF PRIOR CHARGES

        The Security Trustee may at any time following the security constituted by this Deed becoming enforceable redeem any and all prior liens on or relating to the Charged Property or any part thereof or procure the transfer of such liens to itself and may settle and pass the accounts of the person or persons entitled to the prior liens. The Security Trustee shall use its best efforts to give prior notice to the Chargor of any such action but failure to give such notice shall not invalidate or otherwise prejudice such action. Any account so settled and passed shall be conclusive and binding on the Chargor. The Chargor will on demand pay to the Security Trustee all principal monies, interest, costs, charges, losses, liabilities and expenses of and incidental to any such redemption or transfer.

22.     NOTICE

        All notices and other communication provided to any party hereto in connection with this Deed shall be in writing and the provisions of Clause 10.2 of the Loan Agreement are hereby incorporated into this Deed with all necessary consequential changes.

23.     NO IMPLIED WAIVERS

23.1    FAILURE OR DELAY IN ACTING

        No failure or delay by any Lender Party in exercising any right, power or privilege under this Deed shall operate as a waiver thereof nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

23.2    RIGHTS AND REMEDIES CUMULATIVE

        The rights and remedies of the Lender Parties provided in this Deed are cumulative and not exclusive of any rights or remedies provided by law.

23.3    LIMITED EFFECT

        A waiver given or consent granted by the Security Trustee under this Deed will be effective only if given in writing and then only in the instance and for the purpose for which it is given.

24.     INVALIDITY OF ANY PROVISION

        If any provision of this Deed is or becomes invalid, illegal or unenforceable in any jurisdiction in any respect under any law, the validity, legality and enforceability of the remaining provisions will not be affected or impaired in any way.

25.     ASSIGNMENT

        (a) The Lender Parties may at any time assign or otherwise transfer all or any part of their rights under this Deed in accordance with and subject to the terms of the Loan Agreement. The Chargor may not at any time assign or otherwise transfer any of its rights or obligations under this Deed.

26.     COUNTERPARTS

        This Deed may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

27.     PERPETUITY PERIOD

        For purposes of the Perpetuities and Accumulations Act 1964 any trust created under this Deed shall be deemed to have been created for a period of eighty (80) years commencing on the date of this Deed.

28.     CERTIFICATES CONCLUSIVE

        A certificate, determination, notification or opinion of the Security Trustee as to any amount payable under any Loan Document will be conclusive and binding on the Chargor except in the case of manifest error.

29.     BENEFIT OF UNDERTAKINGS

        The Security Trustee shall hold the benefit of the covenants, charges and other undertakings given by the Chargor pursuant to this Deed upon trust for the Lender Parties, provided that the Security Trustee's sole obligations to the Lenders shall be those set out in Clause 9 of the Loan Agreement.

30.     GOVERNING LAW AND SUBMISSION TO JURISDICTION

        (a) GOVERNING LAW: This Deed and all matters and disputes relating hereto shall be governed and construed in accordance with English law, save for the creation of security pursuant to Clauses 3.1 and 3.2 over the Charged Shares and Operating Account and the enforcement thereof which shall be governed by and construed in accordance with Jersey law.

        (b) JURISDICTION: Each of the parties hereto irrevocably agrees for the benefit of each of the Lender Parties that the courts of England shall have non-exclusive jurisdiction to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this Deed and, for such purposes, irrevocably submits to the non-exclusive jurisdiction of such courts.

        (c) FORUM: The Chargor irrevocably waives any objection which it might now or hereafter have to the courts referred to in clause
                 (b) being nominated as the forum to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this Deed and agrees not to claim that any such court is not a convenient or appropriate forum.

        (d) PROCESS AGENT: The Chargor agrees that the process by which any suit, action or proceeding is begun may be served on it by being delivered in connection with any suit, action or proceeding in England, to it at:

                 Fleetside Legal Representative Services Limited
                 9 Cheapside
                 London EC2V 5AD
                 England

        (e) NON-EXCLUSIVE: The submission to the jurisdiction of the courts referred to in clause (b) shall not (and shall not be construed so as to) limit the right of the Lender Parties or any of them to take proceedings against the Chargor in any other court of competent jurisdiction nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction, whether concurrently or not.

        (f) WAIVER OF IMMUNITY: To the extent that the Chargor may be entitled in any jurisdiction to claim for itself or its assets, immunity from suit, execution, attachment or other legal process whatsoever, it hereby irrevocably agrees not to claim and hereby irrevocably waives such immunity to the fullest extent permitted by the laws of such jurisdiction.

                                   SCHEDULE 1

                                 CHARGED SHARES

-----------------------------------------------------------------------------------------------------
                                                                     SHARE
                                            DESCRIPTION           CERTIFICATE       PERCENTAGE OF
                             ISSUED        AND NUMBER OF         NUMBER (S) OF      ISSUED SHARE
CHARGED SHARE                SHARE            SHARES                SHARES             CAPITAL
   ISSUER                   CAPITAL          CHARGED               CHARGED             CHARGED
-----------------------------------------------------------------------------------------------------
Mining Investments         2 shares       2 ordinary             No. 1 and No. 2        100%
(Jersey) Limited                          shares of U.S.$1
                                          each

-----------------------------------------------------------------------------------------------------
Randgold Resources        200 shares      200 ordinary           No. 4 and No. 5        100%
(Somilo) Limited                          shares of
                                          U.S.$0.01 each

-----------------------------------------------------------------------------------------------------

                                   SCHEDULE 2
            FORM OF NOTICE OF ASSIGNMENT AND FORM OF ACKNOWLEDGEMENT

                                     PART I
                          FORM OF NOTICE OF ASSIGNMENT

To:     [___]

From:   Randgold Resources Limited (the "CHARGOR")

        and

        N M Rothschild & Sons Limited As Security Trustee

                                                                        [Date]

                                                                     [__], [__]

Dear Sirs,

                              NOTICE OF ASSIGNMENT

We refer to the [___] Agreement (the "AGREEMENT") between the CHARGOR and [___], dated [___], [___].

We hereby notify you that Randgold Resources Limited (the "CHARGOR") has assigned to N M Rothschild & Sons Limited, as Security Trustee (the "SECURITY TRUSTEE") pursuant to a Debenture, dated [___], [___] (the "DEBENTURE"), between the CHARGOR and the Security Trustee (in connection with the Loan Agreement, dated [___], 2001, among, inter alia, the Chargor, the Lenders and Arrangers referred to therein, and N M Rothschild & Sons Limited, as the Agent (the "LOAN AGREEMENT")), all its present and future right, title and interest under, to and in the Agreement as security for certain obligations owed by the Chargor to the Lender Parties (as defined therein) and the Security Trustee.

Words and expressions defined in the Debenture shall, unless otherwise defined herein, have the same meaning when used in this letter (the "NOTICE OF ASSIGNMENT").

[A copy of the Debenture is enclosed for your attention and we request that you take note of its provisions.]

Please note the following:

1. The Chargor shall at all times remain solely liable to you for the performance of all of the obligations assumed by it under or in respect of the Agreement.

2. The Chargor irrevocably and unconditionally instructs you to pay the full amount of any sum which you are (or would, but for the Debenture, be) at any time obliged to pay to it under or in respect of the
        Agreement:

        (a) unless and until the Security Trustee gives you notice of an Event of Default, to the following bank account:

                 [Specify full details of the Operating Account as required by the Loan Agreement (the "Operating Account")]; and

        (b) at all times after the Security Trustee has given you notice of an Event of Default as referred to in paragraph (i) above, to such bank account as the Security Trustee may from time to time specify to you.

1. The Security Trustee has agreed that the Chargor may exercise all of the rights, powers, discretions and remedies which would (but for the Debenture) be vested in the Chargor under and in respect of the Agreement unless and except to the extent that the Security Trustee gives you notice of an Event of Default. Upon and after the giving of any such notice of an Event of Default, the Security Trustee shall be entitled to exercise and give directions regarding the exercise of all or any of those rights, powers, discretions and remedies (to the exclusion of the Chargor and to the exclusion of any directions given at any time by or on behalf of the Chargor) to the extent specified in the notice of an Event of Default.

2. The Chargor has irrevocably and unconditionally appointed the Security Trustee to be its attorney to do (among other things) all things which the Chargor itself could do in relation to the Agreement.

3.      The Chargor confirms that:

        (a) in the event of any conflict between communications received from the Chargor and from the Security Trustee, the communication from the Security Trustee shall prevail; and

        (b) none of the instructions, authorisations and confirmations in this notice can be revoked or varied in any way except with the Security Trustee's specific prior written consent.

Please acknowledge receipt of this notice, and confirm your agreement to it, by executing and returning to the Security Trustee an original copy of the Form of Acknowledgement attached to this notice of assignment.

This notice is governed by English law.

Yours truly,

________________________________________________

Randgold Resources Limited

________________________________________________

per pro N M Rothschild & Sons Limited,
  as Security Trustee

                                   SCHEDULE 2

                                    PART II
                            FORM OF ACKNOWLEDGEMENT

To:     N M Rothschild & Sons Limited
        New Court
        St. Swithin's Lane
        London EC4P 4DU

        Facsimile No.: 020-7280-5139

        (as Security Trustee)

Attn:   David Street/George Pyper

Dear Sirs,

RE:     [DESCRIBE ASSIGNED AGREEMENT] (THE "AGREEMENT")

We acknowledge receipt of the Notice of Assignment, dated [___], [___], (a copy of which is attached to this letter) [and the copy of the Debenture enclosed with that notice]. Words and expressions defined in the Debenture and the attached Notice of Assignment shall, unless otherwise defined herein, have the same meanings in this letter.

In consideration of the Lender Parties agreeing to provide finance and financial support pursuant to the Loan Documents, we confirm that:

1. we consent to the assignment of the Agreement and have noted, and will act in accordance with, the terms of the Notice of Assignment;

2. we have not previously received notice of any other assignment of the Agreement and we are not aware of any interest of any third party in any of the Chargor's rights, benefits, interests or claims under or in respect of the Agreement;

3. we irrevocably and unconditionally agree to pay the full amount of any sum which we are (or would but for the Debenture, be) at any time obliged to pay under or in respect of the Agreement:

        (a) unless and until the Security Trustee gives us notice of an Event of Default, to the Operating Account;

        (b) at all times, after the Security Trustee has given us notice of an Event of Default, to such bank account as the Security Trustee may from time to time specify;

4. we acknowledge that the Chargor shall at all times remain solely liable to us for the performance of all of the obligations assumed by it under the Agreement, and that neither the Security Trustee nor any other Lender Party is or will be under any liability or obligation whatever in the event of any failure by the Chargor to perform its obligations under the Agreement.

This letter is governed by English law.

Yours truly,

[___]

by____________________________________________

[___]

                                   SCHEDULE 3
   FORM OF NOTICE OF ASSIGNMENT AND FORM OF ACKNOWLEDGEMENT IN RESPECT OF THE
                               OPERATING ACCOUNT

                                     PART I
                    FORM OF NOTICE TO OPERATING ACCOUNT BANK

To:     Citibank N.A.
        Jersey Branch
        38 Esplanade
        St. Helier
        Jersey
        JE4 8QB
        Channel Islands

From:   Randgold Resources Limited (the "CHARGOR")

        and N M Rothschild & Sons Limited (as "SECURITY TRUSTEE")

                                                                          [DATE]

Dear Sirs,

                      NOTICE OF ASSIGNMENT OF BANK ACCOUNT

We, the CHARGOR, hereby give you notice (the "NOTICE OF CHARGE") that pursuant to a Debenture, dated [__], 2001, made between ourselves and the Security Trustee (such Debenture, as it may from time to time be amended, assigned, novated or supplemented, being called the "DEBENTURE"), we have assigned and agreed to assign to the Security Trustee all our rights, title, benefits and interests, present and future, under and in respect of the account detailed below (the "OPERATING ACCOUNT"), including all moneys from time to time standing to the credit of, all debts from time to time represented by, the above account and all other rights from time to time accruing to or arising in connection with any of the above assets:

Citibank N.A., Jersey branch
38 Esplanade
St. Helier
Jersey JE4 8QB
Channel Islands
Branch Code: 201
Account number: 411848019
Swift Code: CITI JESX
Account Name: Randgold Resources USD Account

Words and expressions defined in the Debenture shall, unless otherwise defined herein, have the same meaning in this Notice of Assignment.

[A copy of the Debenture is enclosed for your attention and we request that you take note of its provisions.]

Please acknowledge receipt of this Notice of Assignment and confirm your agreement to it, by executing and returning to the Security Trustee an original copy of the Form of Acknowledgement attached to this Notice of Assignment.

This notice shall be governed by English law.

Yours truly,

______________________________________

Randgold Resources Limited

______________________________________

per pro N M Rothschild & Sons Limited,
  as Security Trustee

                                   SCHEDULE 3

                                    PART II
             FORM OF ACKNOWLEDGEMENT OF ASSIGNMENT OF BANK ACCOUNT

To:     N M Rothschild & Sons Limited
        New Court
        St. Swithin's Lane
        London EC4P 4DU

        Facsimile No.: 020-7280-5139

        (as Security Trustee)

Attn:   David Street/George Pyper

Dear Sirs,

We acknowledge receipt of the Notice of Assignment, dated [__], 2001, (the "NOTICE OF ASSIGNMENT") (a copy of which is attached to this letter). Words and expressions defined in the Notice of Assignment and the Debenture shall, unless otherwise defined herein, have the same meanings in this letter.

In consideration of the Lender Parties agreeing to provide finance and financial support pursuant to the Loan Documents, we confirm that:

1. we consent to the assignment of the Operating Account and have noted, and will act in accordance with, the terms of the Notice of Assignment;

2. there does not exist in our favour, and we undertake not to create, assert, claim or exercise, any mortgage, fixed or floating charge, encumbrance, assignment or other lien of any kind, or any agreement or arrangement having substantially the same economic or financial effect as any of the foregoing (including any rights of counter-claim, rights of set-off or combination of accounts or any "hold back" or "flawed asset" arrangement) over or with respect to the Operating Account (or any part thereof) including any moneys standing to the credit of, or received by us to be credited to, the Operating Account (or any part thereof);

3. we have not, as at the date hereof, received any notice that any third party has or will have any right or interest whatsoever in, or has made or will be making any claim or demand or be taking any action whatsoever against the CHARGOR'S rights, benefits, interests or claims under or in respect of the Operating Account or any part thereof, and if, after the date hereof, we receive any such notices we shall immediately give written notice thereof to the Security Trustee.

This letter is governed by English law.

Yours truly,

    --

CITIBANK N.A.

By___________________________________________

[___]

IN WITNESS whereof this Deed has been duly executed and delivered as of the day and year first before written.

THE CHARGOR

EXECUTED and DELIVERED as a deed         )
by RANDGOLD RESOURCES                    )  /s/ Dennis Mark Bristow
LIMITED acting by:                       )  ____________________________________
                                            Director   DENNIS MARK BRISTOW

                                            /s/ David Ashworth
                                            ____________________________________
                                            Director   DAVID ASHWORTH

THE SECURITY TRUSTEE

EXECUTED and DELIVERED as a deed         )
per pro N M ROTHSCHILD & SONS            )
LIMITED                                  )
                                            /s/ C. Coleman
                                            ____________________________________
                                            Signature
                                                       C. COLEMAN
                                            ____________________________________
                                            Name Printed

                                            Title: Director

                                            /s/ Alan P. Graham
                                            ____________________________________
                                            Signature
                                                      Alan P. Graham
                                            ____________________________________
                                            Name Printed

                                            Title: Secretary

                                       S-2